FOR IMMEDIATE RELEASE

HEALTH INSURANCE INNOVATIONS, INC. ANNOUNCES RECORD PRELIMINARY THIRD QUARTER 2017 RESULTS

BOARD APPROVES NEW $50 MILLION SHARE REPURCHASE AUTHORIZATION

TAMPA, Fla., October 16, 2017 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ) (“HIIQ” or “the Company”), a leading developer, distributor, and cloud based administrator of affordable health plans, today announced preliminary results for its third quarter of 2017. The Company also announced that its Board of Directors has authorized the repurchase of up to $50 million of the Company’s Class A common stock through October 2019.

Gavin Southwell, HIIQ’s Chief Executive Officer and President, said, “The new share repurchase program underscores our confidence in our business strategy, financial performance, and the long-term prospects of our company while also allowing us the financial flexibility to continue to invest in our business. We believe that in view of our current and anticipated cash position, this buy-back is both an effective use of our capital at this time and a benefit to our shareholders. The HIIQ team continues to make significant progress in executing our strategy to support essential consumer needs.”

Record Preliminary Third Quarter 2017 Results

The Company today issued certain preliminary results for the third quarter ended September 30, 2017. HIIQ’s record preliminary unaudited results from continuing operations indicate that revenue for the third quarter 2017 is expected to be in the range of $62.3 million to $63.3 million, an increase of approximately 35% to 37% over the comparable prior year period.

The Company expects to report GAAP net income in the range of $5.5 million to $6.0 million for the three months ended September 30, 2017, and adjusted net income of $7.3 million to $7.6 million. Additionally, the Company expects to report EBITDA in the range of $9.4 million to $9.9 million and adjusted EBITDA of $12.3 million to $12.8 million for the same period. The expected range in GAAP net income represents an increase of approximately 8% to 18%, and the expected range in EBITDA represents an increase of approximately 27% to 34%, over the comparable prior year period. The expected range in adjusted EBITDA represents an increase of approximately 52% to 58% over the comparable prior year period. Adjusted EBITDA is calculated as EBITDA, adjusted for items that are not part of regular operating activities, including restructuring costs, tax receivable adjustments and other non-cash items such as stock-based compensation. A reconciliation of net income to EBITDA and adjusted EBITDA for the three months and nine months ended September 30, 2017 is included within this press release.

The Company also expects to report GAAP diluted earnings per share in the range of $0.26 to $0.30 and adjusted earnings per share in the range of $0.44 to $0.46. The expected range in GAAP diluted earnings per share represents an increase of approximately 4% to 20% over the comparable prior year period. The expected range in adjusted earnings per share represents an increase of approximately 33% to 39% over the comparable prior year period. A reconciliation of net income to adjusted net income per share for the three months and nine months ended September 30, 2017, is included within this press release.

Cash and cash equivalents totaled approximately $43.1 million at September 30, 2017, an increase of $30.9 million from December 31, 2016 and an increase of $15.5 million from June 30, 2017.

The Company plans to report financial results for its third quarter ended September 30, 2017 on November 1, 2017. A conference call is scheduled for November 2, 2017 at 8:30am EDT, during which the Company will discuss these results and its outlook for the remainder of fiscal 2017.

$50 Million Share Repurchase Authorization

The new share repurchase authorization permits the Company to periodically repurchase shares for cash for a period of 24 months in open market purchases, block transactions and privately negotiated transactions in accordance with applicable federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, regulatory requirements, capital availability and compliance with the terms of the Company’s credit facility. Repurchases under the program will be funded from one or a combination of existing cash balances, future free cash flow, and indebtedness. There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended or discontinued at any time without notice at the Company’s discretion.

Under the stock repurchase program, the Company may elect to adopt a Rule 10b5-1 share repurchase plan under the Securities Exchange Act of 1934 (the “Plan”). The Plan would allow the Company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Because repurchases under the Plan are anticipated to be subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan or that there will be any repurchases pursuant to the Plan. Subject to applicable regulations, HIIQ may elect to amend or cancel the Plan at its discretion.

Update on Florida TPA Application Process

On September 29, 2017, the Company and the Florida Office of Insurance Regulation (“OIR”) entered into a mutual consent order relating to the Company’s Third-Party Insurance Administrator (“TPA”) application in Florida. Pursuant to the consent order, on October 2, 2017, the Florida Division of Administrative Hearings granted a motion to dismiss the Company’s petition contesting the OIR’s prior TPA license denial and cancelling the hearing on the Company’s appeal of the denial, and on October 4, 2017, the OIR withdrew its prior denial of the Company’s TPA license application. The mutual consent order between the Company and the OIR specifies details regarding the information to be included in the Company’s new TPA application and certain procedural steps, such as a pre-submission meeting with the OIR.

About Health Insurance Innovations, Inc.

HIIQ is a market leader in developing innovative health insurance products that are affordable and meet the needs of millions of health insurance plan shoppers. HIIQ develops insurance products through partnerships with best-in-class insurance companies and markets them via its broad distribution network of licensed insurance agents across the nation. HIIQ’s data-centric paperless business model is facilitated by its Consumer Division that provides real-time data used to identify opportunities and underserved needs in the health insurance market. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing Term Health insurance products and HealthPocket.com, a separately managed free website that compares and ranks various health insurance plans and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research. Additional information about HIIQ can be found at HiiQuote.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contacts

Mike Hershberger, Health Insurance Innovations, Inc. 813-397-1187

John Evans, Investor Relations, PIR Communications, 415-309-0230, ir@hiiquote.com

Media Contacts

Kelly Sullivan or James Golden, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449

Reconciliation of Estimated Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	Range		Range
	Low	High	Low	High
Net income	$5,490	$5,990	$20,964	$21,464
Interest expense	(2)	(2)	(2)	(2)
Depreciation and amortization	1,028	1,028	2,958	2,958
Provision for income taxes	2,889	2,889	4,220	4,220
EBITDA	9,405	9,905	28,140	28,640
Non-cash stock-based compensation	2,653	2,653	4,437	4,437
Transaction costs	5	5	761	761
Severance, restructuring and other charges	237	237	1,133	1,133
Adjusted EBITDA	$12,300	$12,800	$34,471	$34,971

Reconciliation of Estimated Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended September 30,2017 Range		Nine Months Ended September 30,2017 Range
	Low	High	Low	High
Net income	$5,490	$5,990	$20,964	$21,464
Interest expense	(2)	(2)	(2)	(2)
Amortization	479	479	1,502	1,502
Provision for income taxes	2,889	2,889	4,220	4,220
Non-cash stock-based compensation	2,653	2,653	4,437	4,437
Transaction costs	5	5	761	761
Severance, restructuring and other charges	237	237	1,133	1,133
Adjusted pre-tax income	11,750	12,250	33,015	33,515
Pro forma income taxes	(4,465)	(4,655)	(12,546)	(12,736)
Adjusted net income	$7,285	$7,595	$20,469	$20,779
Total weighted average diluted share count	16,585	16,585	16,260	16,260
Adjusted net income per share	$0.44	$0.46	$1.26	$1.28